Exhibit 99.1

Contact:  Mark Hord
ViewPoint Financial Group, Inc.
972-578-5000, Ext. 7440

FOR IMMEDIATE RELEASE

ViewPoint Financial Group, Inc. Announces Dates of
First Quarter Earnings Release and Conference Call

PLANO, Texas, April 15, 2011 ... ViewPoint Financial Group, Inc. (NASDAQ:VPFG), (the “Company”) today announced that it plans to release its first quarter 2011 results after the close of the market on Thursday, April 28, 2011. The earnings release, along with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, will be available on the Company’s website, www.viewpointfinancialgroup.com. The Company will also host an investor conference call to review the results on Friday, April 29, 2011, at 10 a.m. Central Time. Participants are asked to call (toll-free) 1-877-317-6789 at least five minutes prior to the call. International participants are asked to call 1-412-317-6789 and participants in Canada are asked to call (toll-free) 1-866-605-3852.

The call and corresponding presentation slides will be webcast live on the home page of the Company’s website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #449953. This replay will be available until May 29, 2011, at 8 a.m., Central Time. The webcast will be archived on the Company’s website until April 29, 2012.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank. ViewPoint Bank operates 23 community bank offices and 13 loan production offices. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.

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